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                                FOR IMMEDIATE RELEASE

                                For Further Information Contact:

                                        J. GREGORY KASUN, PRESIDENT AND CEO
                                        Telephone:  (619) 450-3135






                       MISSION WEST PROPERTIES ANNOUNCES
                                 TERMINATION OF
                      AGREEMENT TO SELL REAL ESTATE ASSETS




   SAN DIEGO, CALIFORNIA, February 3, 1995 -- Mission West Properties (ASE/PSE:
MSW) today announced that Bedford Property Investors, Inc., had terminated the previously-announced agreement to buy substantially all of the Company's real estate assets. In commenting on the development, J. Gregory Kasun, President and Chief Executive Officer of Mission West Properties, stated, "Bedford Property Investors exercised its right to terminate the transaction during the due diligence period provided under the definitive agreement. While we had looked forward to a conclusion of the sale, we will now move forward to pursue other appropriate options to maintain and enhance shareholder value. Most importantly, we believe our balance sheet continues to be strong and we have the ability to continue to hold our properties for the long term."

      Mission West Properties owns and operates income properties that are located primarily in Southern California.